                                                                Exhibit 99(a)(3)

[   %] Series Preferred Stock

                              PP&L Resources, Inc.

                        Notice of Guaranteed Delivery of
            Shares of [ %] Series Preferred Stock ($100 par value) of
                       Pennsylvania Power & Light Company


This form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if certificates for the shares of Pennsylvania Power & Light Company's [ %] Series Preferred Stock ($100 par value) (the "Shares") are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all other documents required by the applicable Letter of Transmittal to be delivered to Norwest Bank Minnesota, N.A., as Depositary, on or prior to the expiration of the Offer. Such form may be delivered by hand or transmitted by mail, or by facsimile transmission, to the Depositary. See Section 4-"Procedure for Tendering Shares" in the Offer to Purchase (as defined below). The Eligible Institution (as defined below) which completes this form must communicate the guarantee to the Depositary and either the applicable Letter of Transmittal and certificates for Shares must be delivered to the Depositary or the Depositary must receive confirmation of book-entry transfer of the Shares to the Depositary's account at The Depository Trust Company or The Philadelphia Depository Trust Company within three New York Stock Exchange trading days after the Expiration Date (as defined in the Offer to Purchase). Failure to do so could result in a financial loss to such Eligible Institution.

                 To: Norwest Bank Minnesota, N.A., Depositary

           By Mail:                          By Hand or Overnight Courier:                    By Hand New York Drop:

 Norwest Bank Minnesota, N.A.                Norwest Bank Minnesota, N.A.                  The Depository Trust Company
       P.O. Box 64858                         161 North Concord Exchange                    55 Water Street, 1st Floor
St. Paul, Minnesota 55164-0858           South St. Paul, Minnesota 55075-1139              New York, New York 10041-0099
   Attention: Reorganization                   Attention: Reorganization
          Department                                  Department



                                                                     Confirm Receipt of Notice
                                                                     of Guaranteed Delivery by
                   Facsimile Transmission:                                  Telephone:

                      (612) 450-4163                                      (800) 778-3303


         Delivery of this instrument to an address other than as set forth above or transmission of instructions via a facsimile number other than one listed above will not constitute a valid delivery.

         This Notice of Guaranteed Delivery is to be used for the tender of Shares of Pennsylvania Power & Light Company's [ %] Series Preferred Stock ($100 par value) only. Any person desiring to tender shares of any other preferred stock of Pennsylvania Power & Light Company for which PP&L Resources, Inc. is making a tender offer must submit the Notice of Guaranteed Delivery relating to that specific preferred stock.

         This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

         The undersigned hereby tenders to PP&L Resources, Inc., a Pennsylvania corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated March 3, 1997 (the "Offer to Purchase"), and the applicable Letter of Transmittal (which, together with the Offer to Purchase, constitutes the "Offer"), receipt of which hereby is acknowledged, the number of Shares of the [ %] Series Preferred Stock ($100 par value) of Pennsylvania Power & Light Company listed below, pursuant to the guaranteed delivery procedure set forth in
Section 4-"Procedure for Tendering Shares" in the Offer to Purchase.

-----------------------------------------------------------------------------------------------------------------------------------
  Number of [   %] Shares:                                                       Signature
------------------------------------------------------------------         --------------------------------------------------------
  Certificate Nos. (if available):                                               Name(s) of Record Holder(s)
                                                                                 (Please Print)
------------------------------------------------------------------         --------------------------------------------------------
  If [ %] Shares will be tendered by book-entry transfer, Name of                Address
  Tendering Institution:


==================================================================         ========================================================
  Account No. at (check one)                                                     Area Code and Telephone Number
    o The Depository Trust Company
    o The Philadelphia Depository Trust Company

------------------------------------------------------------------         --------------------------------------------------------

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                                    Guarantee

                    (Not to be used for signature guarantee)

The undersigned financial institution (including most banks, savings and loan associations and brokerage houses) that is a participant in the Security Transfer Agents Medallion Program or the Stock Exchange Medallion Program (each, an "Eligible Institution") guarantees to deliver to the Depositary at one of its addresses set forth above (i) certificate(s) for the Shares tendered hereby, in proper form for transfer, together with a properly completed and duly executed Letter(s) of Transmittal, with any required signature guarantee(s) and any other required documents, or (ii) a confirmation of the book-entry transfer of the Shares tendered hereby into the Depositary's account at The Depository Trust Company or The Philadelphia Depository Trust Company, all within three New York Stock Exchange trading days after the Expiration Date.


----------------------------------        --------------------------------
          Name of Firm                          Authorized Signature

----------------------------------        --------------------------------
            Address                                    Name

----------------------------------        --------------------------------
     City, State, Zip Code                             Title

----------------------------------
 Area Code and Telephone Number

 Dated:______________________, 1997

  DO NOT SEND CERTIFICATES WITH THIS FORM.  YOUR CERTIFICATES MUST
  BE SENT WITH THE APPLICABLE LETTER OF TRANSMITTAL.
===============================================================================